                                             EX 10.76.1

                         AGREEMENT

     THIS AGREEMENT is made and entered into, on this day of 1996, by and between EMERITUS CORPORATION, a Washington corporation with its principal place of business at 2003 Western Avenue, Suite 660, Seattle, WA
98121 ("Emeritus") and SANYO ELECTRIC CO., LTD., a
Japanese corporation with its principal place of business at 5-5 Keihan-hondori 2-chome, Moriguchi-shi
Osaka-fu, 570, Japan ("Sanyo").


                          RECITALS


     A. Emeritus is in the business of developing, owning and operating assisted living facilities, independent living facilities and nursing home (the
"Senior Housing Business") throughout the United
States.


      B. Sanyo and Emeritus are interested in jointly entering the development, construction and/or operation of the Senior Housing Business in Japan.


      C. In order to enable Sanyo and Emeritus to undertake a study for the Senior Housing Business in Japan, and in order to facilitate the development of such Senior Housing Business if both parties once reach at an agreement to start the Senior Housing Business in Japan, Emeritus has agreed to train a designee of Sanyo
(the "Sanyo Employee") and to permit him/her to gain know-how and expertise concerning the Senior Housing
Business.


      D.   Emeritus   and  Sanyo  are   interested   in
documenting the terms and conditions of said training relationship and the rights which the Sanyo Employee and Sanyo will have to use the know-how and expertise gained by the Sanyo Employee.


      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

                         AGREEMENT


     1. TRAINING OF SANYO EMPLOYEE. Emeritus does hereby agree to train the Sanyo Employee, in accordance with the "Training Program" which is attached hereto as Exhibit A, at no expense to Sanyo except as expressly provided herein. Such training shall commence on June
3,1996. Sanyo and Emeritus agree that it will be mutually beneficial to train the Sanyo Employee in all facets of American Senior Housing Business in America for preparation for the joint Senior Housing Venture.
Emeritus will use its best efforts within the capabilities of Emeritus to train the Sanyo Employee to gain sufficient know how to operate the Joint Senior
Housing Business in Japan. Sanyo Employee, during his/her training, shall be subject to the rules and regulations of Emeritus applicable to Sanyo Employee, provided, however, that Sanyo Employee shall in no event be considered to be an employee of Emeritus.
Except as expressly provided herein, Sanyo Employee shall have no obligations to Emeritus. It is understood and agreed on by both parties that Sanyo Employee shall not be required to take any office or job position in Emeritus' organization nor to assume any responsibility or liability for his/her performance during the training. All of the salary and benefits of the Sanyo
Employee shall be paid by Sanyo. In addition,

Emeritus shall require the Sanyo Employee to be covered by an appropriate liability insurance policy covering
Sanyo Employee with respect to any acts or omissions of the Sanyo Employee taken in the course of the training, provided, however, that Emeritus shall assist Sanyo in determining and procuring adequate insurance coverage, if so requested by Sanyo. All of the travel and living expenses of the Sanyo Employee while residing in the United States shall be paid by Sanyo. Emeritus further retains the right to request that Sanyo replace the Sanyo Employee if the parties hereto mutually agree that Sanyo Employee is not capable or otherwise suitable for the training. It is understood that upon the expiration or earlier termination of this Agreement, the Sanyo Employee shall terminate his/her training with Emeritus and shall return to Japan and be involved in the development and/or operation of the Senior Housing Business.

     2. ACCESS TO KNOW-HOW. During the course of his/her training, Emeritus shall allow the Sanyo
Employee to have access to such know-how concerning the Senior Housing Business as may be reasonably necessary for the Sanyo Employee's training. In conjunction therewith, the Sanyo Employee shall have the right to share any such know how with Sanyo, subject to the limitations set forth in Section 3 with respect to Sanyo's right and the right of the Sanyo Employee to use such know-how, provided, however, it is understood and agreed that Sanyo shall have the right to use such know-how for feasibility study for the Senior Housing
Business and/or in furtherance of the development, construction and operation of the Senior Housing
Business between the parties. Sanyo acknowledges and agrees that the Sanyo Employee shall not have the right to disclose such know-how to any person or entity other than Sanyo and other employees, officers, agents and directors of Emeritus, without prior written consent of Emeritus.


      3. LIMITATION ON USE OF KNOW-HOW. Neither Sanyo nor the Sanyo Employee
shall have the right to use any know-how of Emeritus gained by the Sanyo Employee during the course of his/her training with Emeritus for any purposes other than conducting a feasibility study for the Senior
Housing Business and/or in furtherance of the .
development, construction and operation of the Senior
Housing Business for the parties business relationship.
Any breach of this Section 3, which will materially harm Emeritus' right in such know-how, shall be grounds for immediate termination of this Agreement and shall entitle Emeritus to sue for injunctive relief, it being understood and agreed that is may suffer irreparable damages from the use of such know-how of Emeritus in violation of the terms hereof.

For the purpose of Section 2 and this 3, Emeritus' know-
                 how does not include

    1) Information which is or becomes known public through no fault of Sanyo; or

    2) Information already known to Sanyo before the disclosure; or

    3) Information which is independently developed by Sanyo without making use of the confidential Information of Emeritus;
or

    4) Information learned by Sanyo from a third party entitled to disclose it; or

    5) Information which has been approved for release or use by written authorization of
         Emeritus, or

    6) Information which is disclosed pursuant to the requirement of any governmental agency, court order or any law or regulations requiring disclosure thereof, provided that Emeritus shall be provided with prior written notice of any such disclosure.

     4. DISPUTE RESOLUTION. The parties shall use their best efforts to avoid any disputes by communicating freely and openly about issues and by adhering to the general principle that in a11 matters, each shall seek what is fair and equitable for both parties. In the event that any dispute shall occur, the parties agree to resolve the dispute according to the following steps:


     (a)  A  person  designated by Sanyo and  a  person
designated  by  Emeritus shall meet in  an  attempt  to
resolve  the problem. In preparation for such meetings,
each  party  will present to the other party  at  least
five  days  prior  to the meeting a position  statement
setting   forth  such  party's  analysis  and  proposed
resolution of the problem. The parties will use their best efforts to resolve their differences.

     (b) If the parties are unable to resolve their differences, they may mutually agree to use non-binding mediation in Honolulu to resolve the issues.

      (c) If the parties are unable to agree on mediation, the issue(s) will be submitted to arbitration in accordance with the Rules of Conciliation and Arbitration of the International
Chamber of Commerce (the "Rules") by one or more arbitrators appointed in accordance with the rules.

      (d) The arbitration shall be held in and proceedings shall be conducted and reported in the English language.


      (e) If more than one arbitrator participates in the proceeding, the arbitrators shall decide any matter before them by majority vote in accordance with this Agreement.

      (f)  The  arbitrators shall proceed promptly  and
diligently  and  render  their  decision  as  soon   as
practicable. The decision of the arbitrators shall be in writing in English and presented in separate finding of fact and law. The award of the arbitrators shall be final and binding on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered in any court having jurisdiction. The award of the arbitrators may include pre-award interest and equitable relief to the extent the arbitrators deem appropriate. The award shall include interest from the date of the award until paid in full, at a rate to be fixed by the arbitrators.


     (g) Each party shall pay their own costs and expenses incurred by and in connection with the arbitration, except the costs and expenses of the arbitrator(s) shall be borne equally by each party.


      (h) Notwithstanding the initiation of an arbitration proceeding, each party shall continue to perform all duties and obligations under this Agreement, without prejudice.


     5. SCOPE OF THE AGREEMENT. This Agreement in no way affects Sanyo ' s ability to utilize its own or lawfully acquired or licensed third party's information and/or know-how independent of the joint business cooperation for Senior Housing Business in Japan which is under negotiation by and between the parties hereto.

      6. INDEMNITY. Each of Emeritus and Sanyo agrees to indemnify, defend and hold harmless the other from and against any and all costs, liabilities, damages and expenses, including, but not limited to, reasonable attorneys fees and costs which it may incur in the event of the breach of its obligations hereunder.


      7. NOTICE. Any notice, request or other
      communication hereunder shall be sent
in English by registered airmail, telex, telegram or facsimile (if followed immediately by a confirmation copy sent by air mail) and shall be addressed to the parties at the addresses set forth above c/o Mr. Frank
Ruffo and Mr. Takeyama in the case of notices to Emeritus and c/o Mr. Tanaka and Mr. Matsumura in the case of notices to Sanyo. Each such notice, request or other communication shall be deemed to be received and effective when actually received or when delivery is refused by the other party hereto.


     8. ENTIRETY. This Agreement reflects the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or agreements; provided, however, that this Agreement shall not be deemed to supersede that Letter of Intent dated February 16,1996 which shall continue in full force and effect after the date hereof. This Agreement may not be amended or modified except by written instrument signed by the parties hereto.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.


     10. SEVERABILITY. In the event any provision of this Agreement is deemed to be invalid or unenforceable, said determination shall not affect the enforceability or validity of the remaining terms hereof.


     11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.


      12. TERM. This Agreement shall commence on June
      3,1996 and shall continue
subject to the parties' diligently progressing towards consummation of their joint venture agreement, until terminated by (i) mutual agreement of the parties, (ii) either party with or without cause on no less than sixty (60) days written notice to the other party or
(iii) termination of Training Program. In the event of the termination of this Agreement, the obligations of Sanyo and the Sanyo Employee under Section 3 and the obligations of Sanyo and Emeritus under Section 6 shall survive such termination.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                         EMERITUS CORPORATION

                          By:  /s/ Frank A. Ruffo

------------------------------------
                         Its:  Vice President

                         By:  /s/ Y. Tanaka
                                -----------------------
--------------
                         Its:  Managing Director







































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